    As filed with the Securities and Exchange Commission on October 12, 2001

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              CHENIERE ENERGY, INC.
             (Exact Name of Registrant as specified in its charter)

                    Delaware                                95-4352386
(State or other jurisdiction of incorporation or         (I.R.S. Employer
                  organization)                         Identification No.)

                           333 Clay Street, Suite 3400
                            Houston, Texas 77002-4102
                                 (713) 659-1361
                             (Address, including zip
               code, and telephone number, including area code, of
                    registrant's principal executive offices)

                                Charles M. Reimer
                      President and Chief Executive Officer
                              Cheniere Energy, Inc.
                           333 Clay Street, Suite 3400
                            Houston, Texas 77002-4102
                                 (713) 659-1361
                          (Name, address, including zip
                code, and telephone number, including area code,
                              of agent for service)

                                   Copies to:
                                 Diana M. Hudson
                      Mayor, Day, Caldwell & Keeton, L.L.P.
                            700 Louisiana, Suite 1900
                            Houston, Texas 77002-2778
                                 (713) 225-7000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



                         CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
       Title of each                    maximum       maximum
          class of                      offering      aggregate     Amount of
       securities to     Amount to be     price        offering    registration
       be registered      registered    per share       price           fee

     Common Stock,          500,000     $  1.00(1)  $  500,000(1)   $  125.00
     par value $0.003
     per share

                         ----------                 ----------      ---------
     Total                  500,000                 $  500,000      $  125.00
                         ==========                 ==========      =========


(1) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for our common stock as reported on The American Stock Exchange on October 9, 2001 in accordance with Rule 457(c) under the Securities Act of 1933.

     The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus                                               Subject to Completion
----------                                                    October __, 2001

                              CHENIERE ENERGY, INC.

                         500,000 SHARES OF COMMON STOCK

                           Par Value $0.003 per Share

         This prospectus relates to offers and sales from time to time by Crest Financial Limited of up to 500,000 shares of common stock of Cheniere Energy, Inc. The securities offered by this prospectus were issued to the selling stockholder in a transaction exempt from registration under the Securities Act of 1933, as amended. We will not receive any proceeds from such sales by the selling stockholder.

         Our common stock is traded on The American Stock Exchange under the symbol "CXY." The last reported sales price of the common stock on The American Stock Exchange on October 10, 2001 was $1.00 per share.

         Crest Financial Limited has informed Cheniere that it may sell shares from time to time in ordinary broker's transactions or at negotiated prices. Crest Financial Limited may effect these transactions with or through brokers or dealers who may receive compensation in the form of commissions or discounts.

         The principal executive offices of Cheniere are located at 333 Clay Street, Suite 3400, Houston, Texas 77002-4102.

                            ------------------------


             See "Risk Factors" beginning on page 7 for information
               that should be considered by prospective investors.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is October __, 2001

                                TABLE OF CONTENTS

Cheniere Energy, Inc. ...............................................   3
Risk Factors ........................................................   7
Where you can Find More Information .................................  13
Cautionary Statement Regarding Forward Looking Statements ...........  14
Use of Proceeds .....................................................  14
Selling Stockholder .................................................  15
Description of Securities ...........................................  15
Plan of Distribution ................................................  17
Legal Matters .......................................................  18
Experts .............................................................  18

                              CHENIERE ENERGY, INC.

                                     SUMMARY

         Cheniere is a Houston-based company engaged in oil and gas exploration, development and exploitation and in the development of sites for liquefied natural gas ("LNG") receiving terminals along the Texas Gulf Coast. We evaluate and generate drilling prospects using a regional and integrated approach with a large 3D seismic database as a platform.

         Cheniere was formed in 1996 to fund the acquisition of a proprietary 3D seismic database along the transition zone in Cameron Parish, Louisiana. The 228-square-mile survey was acquired jointly by Cheniere and an industry partner and processing was completed during 1997. Interpretation of the data yielded drilling prospects located onshore and in the state and federal waters of offshore Louisiana. Leasing activity occurred over identified prospects throughout these three jurisdictions from 1998 to 2000 and continues today. We recently purchased all rights to the database and subsequently entered into an agreement to sell the database to a seismic data marketing firm which will sell licenses to the data and share the proceeds of such sales with us. We have retained a license to the entire database and will continue to utilize it in our exploration program.

         To ensure continued access to high quality drilling prospects, we expanded beyond the Cameron area and into the shallow waters of the Gulf of Mexico. We hired additional management and technical expertise and licensed 8,800 square miles of 3D seismic data. We also made the commitment to reprocess the entire seismic database, and the resulting new data set will provide us with a higher resolution image of the subsurface than has previously been available.

         On September 15, 2000 we reached an agreement with Warburg, Pincus Equity Partners, L.P., a global private equity fund based in New York, to fund exploration and development in the shallow waters offshore Louisiana through a newly formed private corporation, Gryphon Exploration Company. We contributed to
Gryphon: (i) our license to 3D seismic data covering the shallow waters offshore Louisiana in the Gulf of Mexico; (ii) our interest in a Joint Exploration Agreement with Samson Offshore Company; (iii) certain offshore leases, including a prospect we were drilling offshore Louisiana, and (iv) certain other assets, in exchange for all of the common stock of Gryphon and cash. Warburg invested $25,000,000 and received voting preferred stock, with an 8% accruing dividend, convertible into 63.2% of Gryphon's common stock. We have also agreed, under certain circumstances, to contribute to Gryphon our proportionate share of an additional $75,000,000 investment. Warburg made additional investments in Gryphon of $10,000,000 in May 2001 and $10,000,000 in July 2001. We have chosen not to participate in such subsequent investments to date. Our present ownership in Gryphon represents 23.6% of its common stock on an as-converted basis.

         We also conduct our own exploration efforts. In November 2000, we acquired licenses to approximately 6,750 miles of 3D seismic data in the shallow waters offshore Texas in the Gulf of Mexico in separate transactions with Seitel Data Ltd. and with JEBCO Seismic, L.P. The data is currently being reprocessed. We have generated nine prospects in 2001, seven of which we have sold to industry partners. We have retained varying interests in the wells and plan to begin drilling them by year-end.

         We have assembled a team of professionals with experience in the LNG business. We have identified three sites along the Texas Gulf Coast which we believe would serve as good locations for LNG receiving terminals and we have secured two of the sites through long-term lease option agreements. We are presently working to obtain the appropriate permits, environmental and other regulatory clearance to proceed with the construction of LNG receiving terminals at one or more of these sites.

         Cheniere has been publicly traded since July 3, 1996 under the name Cheniere Energy, Inc. Our corporate offices are located at 333 Clay Street, Suite 3400, Houston, Texas 77002, and our telephone number is (713) 659-1361.

Business Strategy

         The key to success in the exploration and production business is ensuring that dollars invested add incremental reserve value. Simply put, the cost of finding oil and gas must be less than the value received from the sale of those reserves. In the current environment, we believe we can best add reserve value by exploring for new reserves, as opposed to buying existing reserves.

         We operate in the Gulf of Mexico region, including the coastal areas onshore and state and federal waters offshore Texas and Louisiana. We believe that the current industry environment presents a window of opportunity whereby oil and gas pricing is relatively weak, causing the costs of drilling and completing wells to be relatively low. We believe that oil and gas prices will be stronger when the wells begin production.

         We are attempting to acquire and drill prospects during this period of opportunity. We employ a technical approach in the prospect generation and evaluation process to manage the risk of exploration drilling. That approach integrates 3D seismic, geologic and engineering data over large areas. Our technical understanding is translated into prospect capture in three ways: participation in industry prospects, farm-ins on industry acreage and purchase of open leases.

         We operate on the Gulf of Mexico shelf (less than 300 feet of water depth) and in adjacent onshore coastal regions. We have elected to operate in this area because the Gulf is a proven producing area where improved technology can help find previously undiscovered fields.

                  Technical Approach

         To be successful we must drill prospects with favorable risk/reward characteristics. The technical approach we use to generate and evaluate drilling prospects distinguishes us from many of our competitors. The approach is regional and integrated, and it utilizes newly reprocessed 3D seismic data.

         A regional 3D seismic approach to prospecting is distinguished from a "postage stamp" approach, whereby a company owns scattered patches of 3D data coincident with its leases. The understanding gained from each postage stamp cannot be extended laterally as a means of identifying prospective drilling areas. Regional 3D coverage, however, provides a blanket coverage that permits the study of all of the successes (producing fields) and all of the failures (dry holes) as a means of determining what works and what does not in a given area.

         An interdisciplinary approach is critical in reducing the risk of dry holes. Subsurface geology and field engineering data must be integrated together with 3D data interpretations to develop as complete a picture as is possible. This approach is time consuming, but we have made a commitment to perform the necessary technical work up front as a means of reducing dry hole expenditures.

                  Drilling Activities

         In 1999, we drilled and completed two natural gas discovery wells located in offshore Louisiana. Both wells were tied into a common platform and began production during September 1999. We own a 30% working interest and a 45% working interest in the two wells. During 2000, we drilled an additional exploration well in the waters of offshore Louisiana. We assigned our interest in this well to Gryphon, which completed the well.

                  LNG Receiving Terminals

         We believe that the demand for natural gas in the United States over the next five to ten years will grow at a rate that domestic exploration activities will not be able to satisfy and that the resulting imbalance will necessitate the importation of natural gas into the United States in the form of LNG. The LNG receiving capacity in the United States at present is quite limited. We believe that additional LNG receiving capacity will be required, and we have undertaken to secure sites which we believe will be optimal locations for such facilities considering such factors as deep water access, existing pipeline infrastructure and governmental and regulatory environments. We have identified three such sites and have secured two of them through long-term lease options. We are presently working on permitting and regulatory clearance to allow for construction of terminals at one or more of these sites.

Officers and Directors

         Nuno Brandolini is currently a director and a member of the audit committee and the compensation committee. Mr. Brandolini has served as chairman and chief executive officer of Scorpion Holdings, Inc. since 1995. Prior to forming Scorpion Holdings, Mr. Brandolini served as managing director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Before joining Rosecliff, Mr. Brandolini was a vice president at Salomon Brothers, Inc. where he was an investment banker involved in mergers and acquisitions in the Financial Entrepreneurial Group. Mr. Brandolini has also worked for Lazard Freres in New York and was president of The Baltheus Group, a merchant banking firm, and executive vice president of Logic Capital Corp., a venture capital firm. He currently serves on the board of private and public companies such as Arabella, Pac Pizza LLC, Sonex Research, The Original San Francisco Toymakers and WalkAbout Computers. Mr. Brandolini was awarded a law degree by the University of Paris, and received an M.B.A. from the Wharton School.

         Keith F. Carney is currently a director of the Company. In September 2001, he formed an energy stock investment fund which he manages. Prior to that time, he served as executive vice president-corporate development for Cheniere. He served as chief financial officer and treasurer of the company from July 1996 through November 1997. Prior to joining Cheniere, Mr. Carney was a securities analyst in the oil & gas exploration/production sector with Smith Barney, Inc. from 1992-1996. From 1982-1990 he was employed by Shell Oil as an exploration geologist, with assignments in the Gulf of Mexico, the Middle East and other areas. He received an M.S. degree in geology from Lehigh University in 1982 and an M.B.A./Finance degree from the University of Denver in 1992. Mr. Carney currently serves as a director of Pyr Energy Corporation.

         Jonathan S. Gross is current vice president of exploration. Prior to joining Cheniere, Mr. Gross served as geophysicist, economist and project manager for Zydeco Energy Inc. from January 1998 through May 1999. From 1981 to 1998 he was employed as a geophysicist and exploration team leader by Amoco Production Company with assignments in the Gulf of Mexico, Texas Gulf Coast Onshore, North Africa, Trinidad, the Michigan Basin, the Arkoma basin and other areas. He received a B.A. degree in geology from the University of Chicago in 1981. Mr. Gross is a certified petroleum geologist through the American Association of Petroleum Geologists and he is a member of the Society of Exploration Geophysicists. He is a director of the Jewish Community Center of Houston, a United Way agency.

         John K. Howie is currently a director of the Company. Mr. Howie has served as a vice president of EnCap Investments, LLC, since July 1999. Prior to this position he was a senior investment associate at Range Resources Corporation (previously Domain Energy Corporation), an acquisition coordinator with Domain Energy Corporation (previously Tenneco Ventures), and senior petroleum engineer with Amoco Production Company and Apache Corporation. Mr. Howie received a B.S. in Chemical Engineering from New Mexico State in December 1981.

         Charles M. Reimer is currently president and chief executive officer of the Company and a director. Through May 2000, he served as president of British-Borneo Exploration Inc. Prior to joining British Borneo in November 1998, Mr. Reimer served as chairman and CEO of Virginia Indonesia Company
(VICO), the operator on behalf of Union Texas Petroleum Holdings, Inc. and LASMO plc, of major oil and gas reserves and production located in East Kalimantan, Indonesia. Mr. Reimer began his career with Exxon Company USA in 1967 and held various professional and management positions in Texas and Louisiana. After leaving Exxon, Mr. Reimer was named president of Phoenix Resources Company in 1985 and relocated to Cairo, Egypt to begin eight years of international assignments.

         Charif Souki, a co-founder of Cheniere, is currently chairman of the board of directors of the company. Mr. Souki is an independent investment banker with twenty years of experience in the industry. In the past few years he has specialized in providing financing for microcap and small capitalization companies with an emphasis on the oil and gas industry. Mr. Souki received his B.A. from Colgate University and his M.B.A. from Columbia University.

         Don A. Turkleson is currently vice president, chief financial officer, secretary and treasurer of Cheniere. Prior to joining the company, Mr. Turkleson was employed by PetroCorp Incorporated from 1983 to 1996, as controller until 1986, then as vice president-finance, secretary and treasurer. From 1975 to 1983 he worked as a certified public accountant in the audit division of Arthur Andersen & Co. Mr. Turkleson received a B.S. degree in accounting from Louisiana State University in 1975. He is a director and past chairman of the board of Neighborhood Centers, Inc.

         Walter L. Williams is currently vice chairman of the board of directors of the company. Prior to joining the company, Mr. Williams spent 32 years with Texoil, Inc., a publicly held Gulf Coast exploration and production company, initially as a founder and later as its chairman and chief executive officer. Prior to that time he was an independent petroleum consultant. Mr. Williams received a B.S. in petroleum engineering from Texas A&M University and is a registered engineer in Louisiana and Texas. He served on the board of directors of Texoil, and has served as a director and member of the executive committee of the board of the Houston Museum of Natural Science.

                                  RISK FACTORS

We have a limited operating history during which we have continually incurred losses and we may continue to incur losses.

         We have a limited operating history with respect to our oil and gas exploration activities, which were commenced in April 1996, and with respect to operating LNG receiving facilities. From our inception until the quarter ended June 30, 2000 and subsequently, we have incurred losses and may continue to incur losses, depending on whether we generate sufficient revenue from producing reserves acquired either through acquisitions or drilling activities.

We have limited current oil and gas production and limited proved reserves, which means that our success is highly dependent on the success of our exploration program.

         We have limited oil and gas production. Through our drilling in 1999 and 2000, we have established "proved reserves," which means that we have identified oil and gas reserves that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The focus of our business is exploratory drilling. Because almost all of our assets are represented by investments to date in our exploration program, and we anticipate investing additional amounts in the program, we are highly dependent on the success of our exploration program.

The viability of our LNG project depends upon gaining approvals and permits from governmental and regulatory agencies, which means failure to obtain these approvals and permits could have a detrimental effect on the project and on our company.

         There are very few LNG facilities which are presently operational in the United States. The transportation of LNG is highly regulated. We estimate that it may take two to three years of work to obtain the approvals and permits necessary to proceed with the construction of an LNG receiving terminal. We have no control over the outcome of the review and approval process. If we are unable to obtain the required approvals and permits we may not be able to recover our investment in the project.

We may need additional financing and may not be able to obtain it on terms that are acceptable to us, which could harm our ability to conduct our business.

         We presently have limited operating revenues. As of June 30, 2001, we had $1,667,175 of current assets and a working capital deficit of $784,426. Because of our low level of current assets, we may need additional capital for a number of purposes, and if we were unable to obtain additional financing it could significantly harm our ability to conduct our business, including our ability to take advantage of opportunities that come from our exploration program and our ability to construct LNG terminals. Our need for additional financing might include the following:

         - Additional capital will be required to pay for our share of costs relating to the drilling of prospects and development of those that are successful, to exercise lease options, and to acquire additional oil and gas leases. The total amount of our capital needs will be determined in part by the number of prospects generated within our exploration program and by the working interest that we retain in those prospects.

         - We will need funds for the payment of approximately $1,061,000 related to future deliveries of reprocessed seismic data through February 2002

         - We may need capital to fund our pro-rata share of the capital calls by Gryphon that are approved by Gryphon's board of directors. Our share of such future capital calls could total up to $12,980,000. If we elect not to fund our pro-rata portion of such capital calls, and Warburg funds its portion, as they would be entitled to do and as they have since the formation of Gryphon, we will suffer dilution of our holdings in Gryphon. If we subscribe to our pro-rata portion of such capital calls but fail to fund, then we would lose our ability to subscribe to any future capital calls and would suffer dilution of our holdings in Gryphon. Gryphon made cash calls in the aggregate amount of $20,000,000, which were funded by Warburg in May and July 2001. We declined to participate in these cash calls and our interest in Gryphon has been reduced from 36.8% to 23.6% on an as-converted basis. It is anticipated that Gryphon may make additional cash calls for funds during 2001 and 2002.

        - We will need funds for the payment of a transfer fee related to the assignment to Gryphon of its seismic license over the Offshore Louisiana Project Area. We are obligated to pay a transfer fee of up to $2,500,000, in ten installments of $250,000, which would become payable after one month of production from each of ten separate successful wells completed by Gryphon within its 8,800-square-mile data set. The first such payment is due in October 2001.

        - Should we choose to make an acquisition of producing oil and gas properties, it is likely that such an acquisition would require that some portion of the purchase price be paid in cash, thereby creating the need for additional capital.

        - We will need to make a substantial investment in order for our LNG project to be viable; we will need funds to pay for renewals of our lease options on potential LNG facility sites, which presently total $320,000 per year, funds for environmental and regulatory work to continue the permitting process presently underway for these sites and, eventually, funds for the construction phase of the project.

        Additional capital could be obtained from a combination of funding sources. These potential funding sources include:

        -       Cash flow from operating activities,

        -       borrowings from financial institutions,

        - debt offerings, which would increase our leverage and add to our need for cash to service such debt,

        - additional offerings of our equity securities, which could cause substantial dilution of our common stock,

        - sales of portions of our working interest in the prospects within our exploration program, which would reduce future revenues from our exploration program,

        - sale to an industry partner of a participation in our exploration program, which would reduce future revenues from our exploration program,

        - sale of all or a portion of our producing oil and gas properties, which would reduce future revenues and

        - sale to an industry partner of a participation in our LNG project.

        Our ability to raise additional capital will depend on the results of our operations and the status of various capital and industry markets at the time such additional capital is sought. Accordingly, there can be no assurances that capital will be available to us from any source or that, if available, it will be on terms acceptable to us.

Because of our lack of diversification, factors harming the oil and gas industry in general, including downturns in prices for oil and gas, would be especially harmful to us.

        As an independent energy company, our revenues and profits will be substantially dependent on the oil and gas industry in general and the prevailing prices for oil and gas in particular. Circumstances that harm the oil and gas industry in general will have an especially harmful effect on us. Oil and gas prices have been and are likely to continue to be volatile and subject to wide fluctuations in response to any of the following factors:

        - relatively minor changes in the supply of and demand for oil and gas;

        -       political conditions in international oil producing regions;

        - the extent of domestic production and importation of oil in relevant markets;

        -       the level of consumer demand;

        -       weather conditions;

        - the competitive position of oil or gas as a source of energy as compared with other energy sources;

        -       the refining capacity of oil purchasers; and

        - the effect of federal and state regulation on the production, transportation and sale of oil and gas.

It is likely that adverse changes in the oil market or the regulatory environment would have an adverse effect on our ability to obtain capital from lending institutions, industry participants, private or public investors or other sources.

We experience intense competition in the oil and gas industry, which may make it difficult for us to succeed.

        The oil and gas industry is highly competitive. If we are not able to compete effectively, we will not succeed. A number of factors may give our competitors advantages over us. For example, most of our current and potential competitors have significantly greater financial resources and a significantly greater number of experienced and trained managerial and technical personnel than we do. There can be no assurance that we will be able to compete effectively with such companies. Moreover, the oil and gas industry competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers. Increased competition causing over supply and depressed prices could greatly affect our operating revenues.

We are subject to significant operating hazards and uninsured risks, one or more of which may create significant liabilities for us.

        Our oil and gas operations are subject to all of the risks and hazards typically associated with the exploration for, and the development and production of, oil and gas. In accordance with customary industry practices, we intend to maintain insurance against some, but not all, of these risks and losses. The occurrence of a significant event not fully insured or indemnified against could seriously harm us. Moreover, no assurance can be given that we will be able to maintain adequate insurance in the future at rates we consider reasonable. Risks in drilling operations include cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution and other environmental risks. Our activities are also subject to perils specific to marine operations, such as capsizing, collision and damage or loss from severe weather. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations.

We are subject to significant exploration risks, including the risk that we may not be able to find or produce enough oil and gas to generate any profits.

        Our exploration activities involve significant risks, including the risk that we may not be able to find or produce enough oil and gas to generate any profits. There can be no assurance that the use of technical expertise as applied to geophysical or geological data will ensure that any well we drill will discover oil or gas. Further, there is no way to know in advance of drilling and testing whether any prospect will yield oil or gas in sufficient quantities to make money for us. In addition, we are highly dependent on seismic activity and the related application of new technology as a primary exploration methodology. This methodology, however, requires greater pre-drilling expenditures than traditional drilling strategies. Even when fully used and properly interpreted, 3D seismic data can only assist us in identifying subsurface structures and hydrocarbon indicators, and will not allow us to determine conclusively if hydrocarbons will in fact be present and recoverable in such structures. There can be no assurance that our exploration efforts will be successful.

We may not be able to acquire the oil and gas leases we need to sustain profitable operations.

        There can be no assurance that we will be successful in acquiring farmouts, seismic permits, lease options, leases or other rights to explore for or recover oil and gas. Consequently, the area covered by our 3D seismic data that could be explored through drilling could be reduced if these leases, permits, options and the like are not acquired. Both the United States Department of the Interior and the States of Louisiana and Texas award oil and gas leases on a competitive bidding basis. Further, non-governmental owners of the onshore mineral interests within the area covered by our exploration program are not obligated to lease their mineral rights to us except where we have already obtained lease options. Other major and independent oil and gas companies with financial resources significantly greater than ours may bid against us for the purchase of oil and gas leases.

If we are unable to obtain satisfactory turnkey contracts, we may have to assume additional risks and expenses when drilling wells.

        We anticipate that any wells drilled in which we have an interest will be drilled by established industry contractors under turnkey contracts that limit our financial and legal exposure. Circumstances may arise, however, where a turnkey contract is not economically beneficial to us or is otherwise unobtainable from proven industry contractors. In such instances, we may decide to drill wells on a day-rate basis, subjecting us to the usual drilling hazards such as cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution and other environmental risks. We would also be liable for any cost overruns attributable to drilling problems that otherwise would have been covered by a turnkey contract.

        Under a turnkey drilling contract, a negotiated price is agreed upon and the money placed in escrow. The contractor then assumes all of the risk and expense, including any cost overruns, of drilling a well to contract depth and completing any agreed upon evaluation of the wellbore. Upon performance of all these items, the escrowed money is released to the contractor. On a non-turnkey basis, all risk and expense, including cost overruns, of drilling a well to total depths lies with the operator.

Existing and future United States governmental regulation, taxation and price controls could seriously harm us.

        Oil and gas production and exploration are subject to comprehensive federal, state and local laws and regulations controlling the exploration for and production and sale of oil and gas and the possible effects of such activities on the environment. Failure to comply with such rules and regulations can result in substantial penalties and may harm us. Present, as well as future, legislation and regulations could cause additional expenditures, restrictions and delays in our business, the extent of which cannot be predicted and which may require us to limit substantially, delay or cease operations in some circumstances. In most areas where we plan to conduct activities, there are statutory provisions regulating the production of oil and natural gas which may restrict the rate of production and adversely affect revenues. We plan to acquire oil and gas leases in the Gulf of Mexico, which will be granted by the federal government and administered by the U.S. Department of Interior Minerals Management Service. The Department strictly regulates the exploration, development and production of oil and gas reserves in the Gulf of Mexico. Such regulations could seriously harm our operations in the Gulf of Mexico. The federal government regulates the interstate transportation of oil and natural gas, through the Federal Energy and Regulatory Commission. The FERC has in the past regulated the prices at which oil and gas could be sold. Federal reenactment of price controls or increased regulation of the transport of oil and natural gas could seriously harm us. In addition, our operations are subject to numerous laws and regulations governing the discharge of oil and hazardous materials into the environment or otherwise relating to environmental protection, including the Oil Pollution Act of 1990. These laws and regulations have continually imposed increasingly strict requirements for water and air pollution control, solid waste management, and strict financial responsibility and remedial response obligations relating to oil spill protection. The cost of complying with such environmental legislation could have a general harmful effect on our operations.

There is only limited trading in our common stock, which makes our stock more difficult to sell than the stock of companies with more active markets.

         There is only limited trading in our common stock, which makes our stock more difficult to sell than the stock of companies with more active markets. Between March 5, 2001 and September 30, 2001, the average daily trading volume of our common stock on The American Stock Exchange was approximately 13,000 shares. The completion of this offering of the common stock provides no assurance that the trading market for the common stock will become more active.

We have not paid dividends and do not expect to pay dividends in the foreseeable future, so our stockholders will not be able to receive a return on their investment without selling their shares.

         We have not paid dividends since our inception and do not expect to pay dividends in the foreseeable future, so our stockholders will not be able to receive a return on their investments without selling their shares. We presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be subject to the discretion of our board of directors and will depend on, among other things, future earnings, our operating and financial condition, our capital requirements and general business conditions.

Our stockholders could experience dilution in the value of their shares because of additional issuances of shares.

         Any issuance of common stock by us may result in a reduction in the book value per share or market price per share of our outstanding shares of common stock and will reduce the proportionate ownership and voting power of such shares. We have 45,000,000 authorized shares of stock, consisting of 40,000,000 shares of the common stock, and 5,000,000 shares of preferred stock. As of September 30, 2001, approximately 67% of the shares of the common stock remained unissued. The board of directors has the power to issue any and all of such shares without shareholder approval. It is likely that we will issue shares of the common stock, among other reasons, in order to raise capital to sustain operations and/or to finance future oil and gas exploration projects. In addition, we have reserved 2,850,288 shares of the common stock for issuance upon the exercise of outstanding warrants and 1,500,000 shares of the common stock for issuance upon the exercise of stock options. As of September 30, 2001, there were 862,361 issued and outstanding options to purchase common stock. To the extent that outstanding warrants and options are exercised, the percentage ownership of common stock of our stockholders will be diluted. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected because the holders of outstanding warrants and options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable than the exercise terms provided by such outstanding securities. In the event of the exercise of a substantial number of warrants and options, within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of the common stock in the trading market could substantially adversely affect the market price of the common stock or our ability to raise money through the sale of equity securities.

We depend on key personnel and could be seriously harmed if we lost their services.

         We depend on our executive officers for our various activities. We do not maintain "key person" life insurance policies on any of our personnel nor do we have employment agreements with any of our personnel. The loss of the services of any of these individuals could seriously harm us. In addition, our future success will depend in part upon our ability to attract and retain additional qualified personnel. We currently have 11 full-time employees.

We depend on industry partners and could be seriously harmed if they do not perform satisfactorily, which is usually not within our control.

         Because we have few employees and limited operating revenues, we will be largely dependent upon industry partners for the success of our oil and gas exploration projects for the foreseeable future. We could be seriously harmed if our industry partners do not perform satisfactorily on projects that affect us. We may often have no control over factors that would influence their performance.

We are controlled by a small number of principal stockholders who may exercise a proportionately larger influence on Cheniere than our stockholders with smaller holdings.

         We are controlled by a small number of principal stockholders who may do things that are not in the interests of our stockholders with smaller holdings. BSR Investments, Ltd. ("BSR") is an entity controlled by the mother of Charif Souki, our chairman. BSR owns approximately 11% of our outstanding common stock. Accordingly, it is likely that BSR will have a significant influence on the election of directors and on our management, operations and affairs, including the ability to prevent or cause a change in control of our company.

Anti-takeover provisions of our certificate of incorporation, bylaws and Delaware law could adversely impact a potential acquisition by third parties that may ultimately be in the financial interests of our stockholders.

         Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that may discourage unsolicited takeover proposals. These provisions could have the effect of inhibiting fluctuations in the market price of our shares that could result from actual or rumored takeover attempts, preventing changes in our management or limiting the price that investors may be willing to pay for shares of common stock. These provisions, among other things, authorize the board of directors to designate the terms of and issue new series of preferred stock, limit the personal liability of directors, require us to indemnify directors and officers to the fullest extent permitted by applicable law and impose restrictions on business combinations with some interested parties.

A significant portion of our value is derived from our ownership interest in Gryphon, over which we exercise no day-to-day control.

         We own 100% of the common stock of Gryphon (23.6% effective ownership after conversion of Gryphon's preferred stock), and a significant portion of our value is derived from this investment. However, we are a passive investor; we do not participate in the day-to-day management of Gryphon and have no ability to effect a change of control of Gryphon. Accordingly, Gryphon's management team could make business decisions without our consent that could impair the value of our investment in Gryphon.

We may have to take actions that are disruptive to our business strategy to avoid registration under the Investment Company Act of 1940.

         The Investment Company Act of 1940 requires registration for companies that are engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. A company may be deemed to be an investment company if it owns "investment securities" with a value exceeding 40% of the value of its total assets (excluding government securities and cash items) on an unconsolidated basis, unless an exemption or safe harbor applies. Securities issued by companies other than majority-owned subsidiaries are generally counted as investment securities for purposes of the Investment Company Act. Our equity interests in Gryphon could be counted as investment securities. Therefore, we could be considered an investment company in the future if we do not obtain an exemption or qualify for a safe harbor. As a result, fluctuations in the value, or the income and revenues attributable to us from our ownership, of interests in companies we do not control could cause us to be deemed an investment company. Registration as an investment company would subject us to restrictions that are inconsistent with our fundamental business strategy. We may have to take actions, including buying, refraining from buying, selling or refraining from selling securities or other assets, contrary to what we otherwise deem to be in our best interest in order to continue to avoid registration under the Investment Company Act.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the public reference rooms maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange
Commission: New York Regional Office, 233 Broadway, New York, New York 10048, and Central Regional Office, 1801 California Street, Suite 4800, Denver, Colorado 80202. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial documents retrieval services and at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         Our common stock is quoted on The American Stock Exchange. You may also read our reports, proxy and information statements and other information at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

         This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission to register the shares of common stock referred to above being offered. This prospectus does not contain important information that you can find in our registration statement and in the annual, quarterly and special reports, proxy statements and other documents that we file with the Securities and Exchange Commission.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose in this prospectus important information to you by referring you to other documents that have been or will be filed with the Securities and Exchange Commission. The information below is incorporated in this prospectus by reference and is an important part of this prospectus, except where any of the information has been modified or superseded by the information in this prospectus or in information incorporated by reference in this prospectus. Also, information that we file after the date of this prospectus with the Securities and Exchange Commission will automatically be incorporated in this prospectus and update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities offered by this prospectus are sold:

         - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         - Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, and June 30, 2001, and

         -    Our definitive proxy statement on Schedule 14A dated April 30,
              2001.

We will provide you, without charge, a copy of the documents incorporated by reference in this prospectus. We will not provide a copy of the exhibits to documents incorporated by reference, unless those exhibits are specifically incorporated by reference into those documents. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

         Cheniere Energy, Inc.
         333 Clay Street, Suite 3400
         Houston, Texas 77002-4102
         Attn: Don A. Turkleson, Chief Financial Officer
         (713) 659-1361

         You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the shares in any state where the offer is not permitted. You should not assume that the information in this prospectus, in any prospectus supplement or in any document incorporated by reference herein is accurate as of any date other than the date on the front of those documents.

                              CAUTIONARY STATEMENT
                      REGARDING FORWARD LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or verbal forward-looking statements, including statements contained in this report and other filings with the Securities and Exchange Commission and in reports to our stockholders.

         All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements include, among others:

         -    statements regarding our business strategy, plans and objectives;

         - statements expressing beliefs and expectations regarding our ability to successfully raise the additional capital necessary to meet our obligations under our current exploration agreements;

         - statements expressing beliefs and expectations regarding our ability to secure the leases necessary to facilitate anticipated drilling activities;

         - statements expressing beliefs and expectations regarding our ability to attract additional working interest owners to participate in the exploration and development of our exploration areas; and

         -    statements about non-historical year 2001 information.

         These forward-looking statements are, and will be, based on management's then current views and assumptions regarding future events.

Actual results could differ materially from estimates and other forward-looking statements. Important factors that could affect us and cause materially different results are discussed under the heading "Risk Factors."

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares offered by this prospectus.

                               SELLING STOCKHOLDER

         The following table sets forth information known to us with respect to beneficial ownership of our common stock as of October 11, 2001 by the selling stockholder. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Information with respect to beneficial ownership is based on information as of October 11, 2001, on which we date we had outstanding an aggregate of 13,297,393 shares of common stock. We believe based on information furnished by the selling stockholder that the person named in the table below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it. The table assumes the sale of all shares offered hereby and no other purchases or sales of Cheniere's common stock by the selling stockholder.

                                                        Shares Beneficially         Number of       Shares Beneficially
                                                            Owned Prior             Shares of           Owned After
                                                            to Offering           Common Stock         the Offering
                                                    ----------------------------                 --------------------------
   Name of Selling Stockholder                           Number       Percent       Offered        Number        Percent
   ------------------------------------------------ --------------  ------------ --------------- ----------   -------------
   Crest Financial Limited                              500,000        3.8%            500,000       -            *

                                                                                 ---------------
                                                                                       500,000
                                                                                 ===============

   __________________
   * - Less than 1%.

ISSUANCE OF SECURITIES TO SELLING STOCKHOLDERS

         The 500,000 shares of common stock being registered pursuant to the registration statement of which this prospectus is a part represent shares we issued to the selling stockholder on June 14, 2001 in conjunction with our purchase of Freeport LNG Terminal, LLC, a Delaware limited liability company which holds a lease option on a site for an LNG receiving terminal in Freeport, Texas.

                            DESCRIPTION OF SECURITIES

         We have 45,000,000 authorized shares of capital stock, consisting of 40,000,000 shares of common stock, having a par value of $0.003 per share, and 5,000,000 shares of preferred stock, having a par value of $0.0001 per share.

COMMON STOCK

         As of October 11, 2001, there were 13,297,393 shares of the common stock outstanding. All of such outstanding shares of common stock are fully paid and nonassessable. Each share of the common stock has an equal and ratable right to receive dividends when, as and if declared by the board of directors out of assets legally available therefor and subject to the dividend obligations to the holders of any preferred stock then outstanding.

         In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities, and subject to any prior rights of any holders of preferred stock that at the time may be outstanding.

         The holders of common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments of Cheniere. There are no sinking fund provisions applicable to the common stock. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock have no right to cumulate their votes in the election of directors.

PREFERRED STOCK

         As of the date of this prospectus, there are no shares of preferred stock outstanding. Preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of Cheniere.

WARRANTS

         As of October 11, 2001, we have issued and outstanding warrants to purchase 2,850,288 shares of common stock.

POSSIBLE ANTI-TAKEOVER PROVISIONS

         Our amended and restated certificate of incorporation contains provisions that might be characterized as anti-takeover provisions. Such provisions may render more difficult possible takeover proposals to acquire control of Cheniere and make removal of our management more difficult.

         As described above, our certificate of incorporation authorizes a class of undesignated preferred stock consisting of 5,000,000 shares. Preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of Cheniere.

         We are incorporated under the laws of the State of Delaware. Section 203 of the Delaware General Corporation Law prevents an interested stockholder from engaging in a business combination with such corporation for a period of three years from the time such stockholder became an interested stockholder unless at least one of the following conditions is met:

         . the corporation's board of directors had earlier approved either the business combination or the transaction by which the stockholder became an interested stockholder,

         . upon attaining such status, the interested stockholder had acquired at least 85 percent of the corporation's voting stock, not counting shares owned by persons who are directors and also officers and certain employee stock plans, or

         . the business combination is later approved by the board of directors and authorized by a vote of two-thirds of the stockholders, not including the shares held by the interested stockholder.

         The Delaware General Corporation Law defines an interested stockholder as a stockholder owning 15 percent or more of a corporation's outstanding voting stock. Cheniere is currently subject to Section 203.

         In addition, BSR Investments, Ltd., an entity controlled by the mother of Charif Souki, the chairman of our board of directors, owns approximately 11% of the outstanding shares of our common stock. Accordingly, it is likely that BSR Investments will have the ability to effectively prevent or cause a change in control of Cheniere.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the common stock is U.S. Stock Transfer Corporation.

                              PLAN OF DISTRIBUTION

         We have agreed to bear some expenses of registering of the shares offered by this prospectus under federal and state securities laws.

         Shares of common stock covered hereby may be offered and sold from time to time by the selling stockholder. The selling stockholder will act independently of Cheniere in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the shares being offered by this prospectus:

         . on The American Stock Exchange, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price; or

         . in private sales at negotiated prices directly or through one or more brokers, who may act as agent or as principal, or by a combination of such methods of sale.

         The selling stockholder and any underwriter, dealer or agent who participate in the distribution of such shares may be deemed to be an "underwriter" under the Securities Act, and any discount, commission or concession received by such persons might be deemed to be an underwriting discount or commission under the Securities Act. We have agreed to indemnify the selling stockholder against some liabilities arising under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder and, if acting as agent for the purchaser of such shares, from such purchaser. Usual and customary brokerage fees will be paid by the selling stockholder. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions in the over-the-counter market, on a public stock exchange, in negotiated transactions or by a combination of such methods of sale or otherwise. These transactions would be either at market prices prevailing at the time of sale or at negotiated prices. These transactions may involve crosses and block transactions and may involve sales to and through other broker-dealers, including transactions of the nature described above. In connection with such re-sales, the broker-dealers may pay to or receive from the purchasers of the shares commissions computed as described above.

         Under the rules and regulations of the Securities Exchange Act of 1934, the selling stockholder may be a person engaged in the distribution of the common stock and may not simultaneously engage in market making activities with respect to Cheniere for a period of five business days prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions, rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholder.

         The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealer purchases shares as principal.

         To comply with the securities laws of some states, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, some states prevent the common stock from being sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Cheniere will keep this registration statement or a similar registration statement effective until the earlier to occur of:

         . the date that all securities registered under this registration statement have been disposed of in accordance with the plan of disposition indicated above; or

         . the date that all securities registered under this registration statement have become eligible for sale under Rule 144(k) of the Securities Act.

         No sales may be made pursuant to this prospectus after the earlier of these two dates unless Cheniere amends or supplements this prospectus to indicate that it has agreed to extend such period of effectiveness.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Mayor, Day, Caldwell & Keeton, L.L.P., Houston, Texas.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to Cheniere's Annual Report on Form 10-K and the Gryphon Exploration Company audited financial statements included in Cheniere's Form 10-K for the fiscal year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         We will bear no expenses in connection with any sale or other distribution by the selling stockholders of the shares being registered other than the expenses of preparation and distribution of this registration statement and the prospectus included in this registration statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                       SEC registration fee              $   125
                       Legal fees and expenses            10,000
                       Accounting fees and expenses       10,000
                       Miscellaneous expenses              4,875
                                                         -------

                       Total                             $25,000
                                                         =======

Item 15. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Cheniere's certificate of incorporation and by-laws provide for indemnification of Cheniere's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We have also entered into agreements with our directors and officers that will require Cheniere, among other things, to indemnify them against some liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. In addition, we carry director and officer liability insurance.

         In connection with this offering, the selling stockholder has agreed to indemnify Cheniere, its directors and officers and each such person who controls Cheniere, against any and all liability arising from inaccurate information provided to Cheniere by the selling stockholder and contained herein.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cheniere pursuant to the foregoing provisions, or otherwise, Cheniere has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cheniere of expenses incurred or paid by a director, officer or controlling person of Cheniere in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cheniere will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

           Exhibits.

           3.1 Amended and Restated Certificate of Incorporation of Cheniere Energy, Inc. ("Cheniere")(Incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 0-9092))
           3.2 By-laws of Cheniere as amended through April 7, 1997 (Incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-9092))

               4.1 Specimen Common Stock Certificate of Cheniere (Incorporated by reference to Exhibit 4.1 of Cheniere's registration statement under the Securities Act of 1933 on Form S-1 filed on August 27, 1996 (File No. 333-10905))
               5.1    Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.
               23.1 Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in Exhibit 5.1)
               23.2   Consent of PricewaterhouseCoopers LLP
               24.1 Power of attorney (see signature page of this registration statement)

Item 17. Undertakings.

         Cheniere hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of Cheniere's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Cheniere Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on October 12, 2001.

                                   CHENIERE ENERGY, INC.

                                   By: /s/ CHARLES M. REIMER
                                          Charles M. Reimer
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Charles M. Reimer and Don A. Turkleson, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                Title                              Date
/s/ CHARIF SOUKI                   Chairman of the Board                        October 12, 2001
----------------
Charif Souki

/s/ WALTER L. WILLIAMS             Vice Chairman of the Board and Director      October 12, 2001
----------------------
Walter L. Williams

/s/ CHARLES M. REIMER              President, Chief Executive                   October 12, 2001
---------------------
Charles M. Reimer                  Officer and Director
                                   (Principal Executive Officer)

/s/ DON A. TURKLESON               Chief Financial Officer                      October 12, 2001
--------------------
Don A. Turkleson                   (Principal Financial and
                                   Accounting Officer)

/s/ NUNO BRANDOLINI                Director                                     October 12, 2001
-------------------
Nuno Brandolini

/s/ KEITH F CARNEY                 Director                                     October 12, 2001
------------------
Keith F. Carney

/s/ JOHN K. HOWIE                  Director                                     October 12, 2001
-----------------
John K. Howie